Exhibit 3.1

TITLE 14A:2-7 New Jersey Business Corporation Act	FILED
CERTIFICATE OF INCORPORTAION	JAN 28 2004
(For Use by Domestic Profit Corporations)	State Treasurer

THIS IS TO CERTIFY THAT, there is hereby organized a corporation under and by virtue of the above the above noted Statute, of the New Jersey Statutes.

1. Name of Corporation:	ENERGY EDGE TECHNOLOGIES CORPORATION
2. Registered Agent:	Corporation Service Company
3. Registered Office:	830 Bear Tavern Road
West Trenton, NJ 08628

4. The purpose(s)   for which this corporation is organized is (are) to engage  in any activity within the purpose  for which corporation may be organized under N.J.S.A,   14A:1-1 et seq.

5. The aggregate number of shares which the corporation shall have the authority to issue are:1500  shares at no par value

6. Name and address  of  the director(s)

NAME	STREET ADDRESS	CITY	STATE	ZIP
Robert Holdsworth	33 Chestnut Trail	Flemington	NJ	08628

7. Name and street address of incorporator(s)

name	street address	city	state	ZIP
Denise Carek	830 Bear Tavern Road	West Trenton	NJ	08628

8. The duration of the corporation is perpetual.

IN WITNESS WHEREOF, the  individual Incorporator being over eighteen years  of age has signed this Certificate this 28th day of January, A.D. 2004.

/s/ Denise Carek Denise Carek Incorporator

0100919297

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